SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 29, 2004

(Date of Report – date of earliest event reported)

Uroplasty, Inc.

(Exact name of registrant as specified in charter)

Minnesota	000-20989	41-1719250

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

2718 Summer Street N.E.
Minneapolis, Minnesota 55413-2820

(Address of principal executive offices)

(612) 378-1180

(Registrant’s telephone number, including area code)

N/A

(Former Name and Addresses)

Item 5. Other Events and Regulation FD Disclosure.
Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits
SIGNATURES
Press Release

Item 5. Other Events and Regulation FD Disclosure.

Uroplasty has filed an extension of time to file its annual report on Form 10-KSB that would otherwise be due today. The Company is preparing disclosure for a financial restatement related to the accounting for its Dutch subsidiary’s pension plan. A copy of the Company’s press release is attached as an exhibit.

Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

99.1	Press Release dated June 29, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 29, 2004

UROPLASTY, INC.
By	/s/ Daniel G. Holman
Daniel G. Holman, President and
Chief Executive Officer